Exhibit 99.1

CONSENT OF SANDLER O’NEILL + PARTNERS, L.P.

We hereby consent to the inclusion of our opinion letter to the Board of Directors of MetroCorp Bancshares, Inc. (the “Company”) as an Appendix to the Proxy Statement/Prospectus relating to the proposed merger of the Company with East West Bancorp, Inc. contained in the Proxy Statement/Prospectus that is a part of Amendment No. 1 to the Registration Statement No. 333-191921 on Form S-4 as filed with the Securities and Exchange Commission, and to the references to our firm and such opinion in such Proxy Statement/Prospectus.  In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such joint Proxy Statement/Prospectus within the meaning of the term “experts” as used in the Act or the Regulations.

/s/ Sandler O’Neill + Partners, L.P.

Sandler O’Neill + Partners, L.P.

New York, New York

November 8, 2013